                      Bierwolf, Nilson & Associates
                      Certified Public Accountants
                      1453 South Major Street
                      Salt Lake City, Utah 84115
            Telephone (801) 363-1175  Fax (801) 363-0615
                                                       Nephi J. Bierwolf, CPA
A Partnership of Professional Corporations             Troy F. Nilson, CPA
--------------------------------------------------------------------------------

Bierwolf,  Nilson  &  Assoc.
Mr.  Troy  Nilson,  C.P.A.
1453  South  Major  Street
Salt  Lake  City,  Utah  84115




United  States  Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549


May  13,  2003


Ladies  and  Gentlemen:


We were previously the principal accountants for Studio Bromont, Inc. and, under the date of September 30, 2002, we reported on the consolidated financial statements of Studio Bromont, Inc. as of and for the year ended December 31, 2001. On May 13, 2003, we resigned as principal accountants.

We have read the statements made by Studio Bromont, Inc. included under Item 4 of its Form 8-K Current Report dated May 13, 2003 and we agree with such statements.

Sincerely,


/s/ Bierwolf, Nilson & Associates

Bierwolf, Nilson & Associates